SCHEDULE 14A INFORMATION
 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                    1934
                            (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]               Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to  240.14a-11(c) or  240.14a-12

                       Excal Enterprises, Inc.
                       ----------------------------
              (Name of Registrant as Specified in its Charter)
           ------------------------------------------------------------------
-----
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:








                         NOTICE AND PROXY STATEMENT

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD AUGUST 23, 2001




July 24, 2001



Dear Excal Shareholder:

      PLEASE  TAKE  NOTICE that the annual meeting of shareholders  of  Excal
Enterprises, Inc. will be held on Thursday, August 23, 2001, at 1:30 p.m., local time, at the University Club located on the 38th floor of One Tampa City Center, Tampa, Florida.

        The meeting will be held for the following purposes:

     1. To elect one Class III Director to serve for a three-year term expiring at the annual meeting of shareholders to be held in 2004 and until his successor is elected and qualified.

     2. To ratify the selection of Pender Newkirk & Company as independent auditors for the current fiscal year ending March 31, 2002.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The shareholders of record at the close of business on July 6, 2001 will be entitled to vote at the annual meeting.

      It is hoped you will be able to attend the meeting, but in any event we would appreciate your dating, signing and returning the enclosed proxy as promptly as possible. If you are present at the meeting, you may revoke your proxy and vote in person.

Sincerely,



W. Carey Webb
President and Chief Executive Officer

                           EXCAL ENTERPRISES, INC.

                     100 North Tampa Street, Suite 3575
                            Tampa, Florida 33602

                               PROXY STATEMENT

      This Proxy Statement and the enclosed form of proxy are being sent to stockholders of Excal Enterprises, Inc. (the "Company") on or about July 24, 2001 in connection with the solicitation of proxies by the Company's Board of Directors to be used at the Annual Meeting of Shareholders of the Company. The meeting will be held on August 23, 2001, at 1:30 p.m., local time, at the University Club located on the 38th floor of One Tampa City Center, Tampa, Florida.

      The Board of Directors has designated W. Carey Webb and Timothy R. Barnes, and each or either of them, with full power of substitution, as proxies to vote the shares of common stock solicited on its behalf. The form of proxy is in ballot form so that a specification may be made to indicate approval or disapproval of, or to abstain with respect to, each of the proposals. All shares represented by proxies will be voted in accordance with the specifications marked thereon or, if no specifications are made, will be voted "for" each of the proposals. Any stockholder giving a proxy may revoke the same at any time by (i) giving written notice of revocation to the Secretary of the Company, (ii) by submitting a later dated proxy with a different vote, or (iii) by attending the meeting and voting in person. The shares represented by the proxy will be voted unless the proxy is mutilated or otherwise received in such form or at such time as to render it not votable.

                              VOTING SECURITIES

      The record of stockholders entitled to vote was taken at the close of business on July 6, 2001 (the "Record Date"). At such date, the Company had outstanding and entitled to vote 3,285,877 shares of Common Stock, $0.001 par value (the "Common Stock"). Each share of Common Stock entitles the holder to one vote. Holders of a majority of the votes must be present in person or represented by proxy to constitute a quorum at the annual meeting.

     The following table sets forth information, to the best of the Company's knowledge, relating to the beneficial ownership of Common Stock as of the Record Date of each person known to the Company to be the beneficial owner of more than five percent (5%) of the Common Stock, for each director and each executive officer of the Company named in the Summary Compensation Table elsewhere in this Proxy Statement and for all directors and executive officers as a group. Except as otherwise indicated, the persons shown exercise sole voting and investment power over the shares. Where indicated in footnotes to the table, share ownership includes shares subject to options or warrants that are presently exercisable or will become exercisable within 60 days of the date of this Proxy Statement.

                                  Shares of Common Stock     Percentage
          Name of Beneficial Owner    Beneficially Owned          of Class
          ------------------------    ------------------      ---------
          R. Park Newton, III (1)        1,368,812 (2)           39.5%
          EP Opportunity Fund, LLC (3)     600,000               18.3%
          W. Carey Webb                    375,000  (4)          10.7%
          W. Aris Newton                   261,525  (5)           7.7%
          Timothy R. Barnes                158,825  (6)           4.7%
          John L. Caskey                   122,200  (7)           3.7%
          All directors and executive
          officers as a group (5 persons) 2,286,362(8)           58.2%

(1) The business address of Mr. Newton is 100 North Tampa Street, Suite 3575, Tampa, Florida 33602.

(2) Includes (1) 833,827 shares owned jointly by Mr. Newton and his wife over which Mr. Newton holds shared voting and investment power, (2) 200 shares owned directly, (3) 1,000 shares owned directly by his wife, as to which Mr. Newton disclaims any beneficial ownership, (4) 352,500 shares held in a limited partnership for the benefit of certain members of Mr. Newton's family, over which Mr. Newton and his wife have shared voting and investment power, and (5) 181,285 shares subject to warrants and options.

(3)  EP Opportunity Fund, LLC ("EPOF"), a Delaware limited liability company,
     has  sole  power to vote and to dispose of the common stock.   Eisenberg
     Partners, LLC, a Delaware limited liability company ("Eisenberg Partners"), is the sole manager of EPOF. Jeffrey Eisenberg is a US citizen whose principal occupation is managing the affairs of Eisenberg Partners and through such entity the affairs of EPOF. The business address of EPOF, Eisenberg Partners and Mr. Eisenberg is 33 West Monroe Street, 21st Floor, Chicago, Illinois 60603.

(4)  Includes options to purchase 203,837 shares.

(5)  Includes options to purchase 103,561 shares.

(6)  Includes options to purchase 105,537 shares.

(7)  Includes options to purchase 49,948 shares.

(8) Consists of the shares listed in the table that are deemed to be beneficially owned by Messrs. R. Park Newton, III, Webb, Caskey, W. Aris Newton and Barnes.


           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Under Section 16 of the Securities Exchange Act of 1934, officers, directors and beneficial owners of more than 10% of Company's Common Stock are required to file reports with the Securities and Exchange Commission on Forms 3, 4 and 5 with respect to their ownership of Common Stock and acquisitions and dispositions thereof. Based on a review of Forms 3, 4 and 5 submitted to the Company during the fiscal year ended March 31, 2001, none of the Company's officers, directors, or beneficial owners of more than 10% of the Company's Common Stock were delinquent in their Section 16 filings.


                                 PROPOSAL 1
                            ELECTION OF DIRECTORS

      The Company's Certificate of Incorporation, as amended, divides the Board of Directors into three classes. At the meeting, one Class III director will be elected to serve for a term of three years and until his successor is elected and qualified. The Board of Directors has nominated Mr.
R. Park Newton, III, the current Class III director, to stand for reelection at the meeting. Directors will be elected by a plurality of votes cast by shares entitled to vote at the meeting. The accompanying proxy will be voted, if authority to do so is not withheld, for the election as a director of R. Park Newton, III. Mr. Newton is presently available for election and is a member of the Board. If Mr. Newton should become unavailable, which is not now anticipated, the persons voting the accompanying proxy may in their discretion vote for a substitute. The directorship terms of John L. Caskey and W. Aris Newton, expire at the 2002 and 2003 annual shareholder meetings, respectfully.

      Information concerning each of the Company's directors, including the Class III director standing for reelection, and executive officers is set forth below. R. Park Newton, III and W. Aris Newton are brothers.

      R. Park Newton, III, Chairman of the Board of Directors (age 57): Mr. Newton has been a Director of the Company since July 1986 and serves as a member of the Board's executive and compensation committees. Mr. Newton served as President and Chief Executive Officer of the Company from its inception until August 15, 1994, when he resigned those positions and became Chairman of the Company's Board of Directors. Mr. Newton served as the Company's Secretary and Treasurer from February 1995 until September 1995 when Mr. Newton resigned from all officer positions of the Company and its subsidiaries. Mr. Newton has been engaged in various private business ventures during the past five years that have included, among other things, investments in real estate. Mr. Newton attended Clemson University.

     W. Aris Newton, Director and Vice President of the Company and President of Jacksonville Holdings, Inc. (age 48): Mr. Newton has been a Director of the Company since January 1992, a Vice President of the Company since April 1993, and has served as an employee in manufacturing, sales and management related capacities since 1988. Mr. Newton is a member of the Board's executive and audit committees. Mr. Newton attended Clemson University.

     John L. Caskey, Director (age 55): Mr. Caskey has been a Director of the Company since March 1993. Mr. Caskey is a member of the Board's audit and compensation committees. Mr. Caskey has served since June 1985 as President and CEO of Casco, Inc., an investment company that handles investments in mortgages, real estate, joint ventures and emerging companies. Mr. Caskey owned and operated Admiral Air from 1996 through 1998, a company providing pneumatic tool repair. Mr. Caskey also served as President of All American Security, Inc. from July 1991 until November 1995 when it was sold. All American Security, Inc. provided home security for fire, health and theft through the use of monitoring and detection devices. Mr. Caskey received a bachelor's degree from the University of South Florida.

     W. Carey Webb, President and Chief Executive Officer of the Company (age
56): Mr. Webb was appointed President and Chief Executive Officer of the Company on August 15, 1994. Mr. Webb was an independent economic consultant to the Company pursuant to an Agreement for Consulting Services dated December 16, 1992 with respect to matters associated with the Confidential Settlement Agreement entered into with Sears. Prior to his employment by the Company in August 1994, Mr. Webb served as General Manager to TAW, Inc., a supplier of electrical components. Mr. Webb served as an independent economic and management consultant to various enterprises from 1991 to 1993 and, prior thereto, served as Executive Vice-President of Precision Enterprises, Inc., an entity that owns various automobile dealerships. Prior to that, Mr. Webb spent approximately 17 years at Linder Industrial Machinery, Inc. in various management and sales capacities. Mr. Webb received a bachelor's degree from Georgia Institute of Technology and a Masters of Business Administration from Emory University.

      Timothy R. Barnes, Vice President, Secretary, Treasurer and Chief Financial Officer (age 43): Mr. Barnes joined the Company on August 7, 1995 as Vice President and Chief Financial Officer. He was appointed Secretary/Treasurer on September 27, 1995. Prior to joining the Company, Mr. Barnes served as Senior Vice President, Secretary, Treasurer and Chief Financial Officer of Medcross, Inc., a publicly-held company providing outpatient health care services. He is a certified public accountant and holds a Bachelor of Arts degree in Business Administration (Accounting) and a Masters of Business Administration, both from the University of South Florida.

      Board of Directors and Board Committees. The Board of Directors held three formal meetings and executed several written actions by unanimous consent after informal discussion during the fiscal year ended March 31, 2001. The Board of Directors has established three standing committees: an audit committee, a compensation committee and an executive committee. The Board does not have a nominating committee.

      Executive Committee. The executive committee is comprised of R. Park Newton, III and W. Aris Newton. Each director attended at least 75% of the meetings of the Board of Directors and of the Board Committees on which they served. The executive committee has all of the power and authority of the full board of directors to manage the affairs of the Company, except for certain corporate actions that require, by law, the action of the full board of directors. The executive committee did not hold any meetings during fiscal 2001.

     Audit Committee.  The audit committee is comprised of John L. Caskey and
W. Aris Newton. The principal responsibilities of the audit committee are reviewing the Company's internal controls and the objectivity of its financial reporting, making recommendations regarding the engagement of the Company's independent auditors and reviewing the annual audit with the auditors. The audit committee held three meetings during fiscal 2001.

      Compensation Committee.  The compensation committee is comprised of  R.
Park Newton, III and John L. Caskey. The compensation committee is responsible for approving compensation arrangements for senior management. During fiscal 2001, the compensation committee did not hold any meetings independent of discussions of the full board of directors.

      Compensation of Directors. The directors of the Company each receive a $1,000 monthly allowance for serving as a board member. No additional compensation is paid for serving on the committees or attendance at committee meetings. Each director was paid $12,000 for services rendered as a director to Excal Enterprises during the fiscal year ended March 31, 2001. While directors are entitled to reimbursement for reasonable travel expenses incurred in attending such meetings, no reimbursements were requested during fiscal 2001. Mr. Caskey was awarded additional compensation of $36,000 in fiscal 2001 for services provided in the sales and marketing activities of the Company.


                           EXECUTIVE COMPENSATION

      The following table summarizes the compensation paid or accrued by the Company to its Chief Executive, its Chairman of the Board, its Chief Financial Officer and the president of its Jacksonville Holdings subsidiary (the "named executives") for services rendered during the fiscal years ended March 31, 2001, March 31, 2000 and March 31, 1999. The fiscal year ended
March 31, 1999 consisted of only nine months. No other executive officers had total salary and bonus that exceeded $100,000 during the fiscal year ended March 31, 2001.

                           SUMMARY COMPENSATION TABLE
                                                              Long Term Compensation
                                                        -------------------------------
                             Annual Compensation                     Awards                Payouts
                     ----------------------------------  -------------------------------  ---------
          (a)         (b)     (c)        (d)       (e)        (f)         (g)        (h)         (i)
                                                  Other                 Securities
                                                  Annual    Restricted  Underlying             All Other
Name and                                         Compen-     Stock     Options/      LTIP      Compen-
Principal Position   Year  Salary<F1> Bonus<F1>   sation     Award(s)    SARs (#)    Payouts   sation
-------------------  ----  ----------- --------- --------   ---------   ------------ -------- -----------
W. Carey Webb        2001     $205,440   $75,000     *         $0              0        $0    $17,621<F2>
President and Chief  2000      205,440    75,000     *          0         75,000         0     17,678<F2>
Executive Officer    1999      154,080    75,000     *          0         78,837         0     12,682<F2>


R. Park Newton, III  2001      192,600    75,000     *          0              0         0     25,926<F3>
Chairman of the      2000      192,600    75,000     *          0                        0     25,926<F3>
Board                                                                    75,000
                     1999      144,450    75,000     *          0                        0     19,598<F3>
                                                                      589,640<F5>


Timothy R. Barnes    2001       98,083    37,500     *          0              0         0      2,034<F4>
Vice President,      2000       85,600    37,500     *          0         50,000         0      1,846<F4>
Secretary
Treasurer and        1999       64,200    37,500     *          0         21,712         0      1,726<F4>
Chief Financial
Officer


W. Aris Newton       2001       66,340    37,500     *          0              0         0     26,383<F6>
President of         2000       66,340    37,500     *          0         50,000         0     26,138<F6>
Jacksonville         1999       49,755    37,500     *          0         19,736         0     19,744<F6>
Holdings

* Less than 10% of salary and bonus.

<F1> Amounts shown include cash and non-cash compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers. Amounts shown for fiscal 1999, which consisted of nine months, have not been annualized.

<F2> Represents compensation for serving on the board of Jacksonville
    Holdings, 401(k) contributions of $2,625, $2,500, and $1,986 and the cost of life insurance in excess of a face amount of $50,000 of $2,996, $3,178, and $1,696 in fiscal 2001, 2000 and 1999, respectively.

<F3> Represents compensation for serving on the Board of Directors of Excal
    Enterprises and Jacksonville Holdings and 401(k) contributions of $1,926, $1,926, and $1,598 in 2001, 2000, and 1999, respectively.

<F4> Represents 401(k) contributions.

<F5> Includes options to acquire 300,000 shares at $1.00 per share that were awarded in 1994 but were not issued until January 1999 because of a requirement that the Board of Directors take certain actions prior to issuing such options.

<F6> Represents compensation for serving on the Board of Directors of Excal
    Enterprises and Jacksonville Holdings and 401(k) contributions of $1,557, $1,558, and $1,309 and the cost of life insurance in excess of a face amount of $50,000 of $826, $580, and $435 for fiscal years 2001, 2000, and 1999, respectively.

      Options.   There  were  no options granted during the  fiscal  year  ended
March 31, 2001 to the named executives. The following table sets forth certain information with respect to options exercised during fiscal 2001 by the named executives and with respect to unexercised options held by each such person at the end of fiscal 2001.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTIONS/SAR VALUES
                                                           Number  of Securities            Value of
                                                          Underlying Unexercised      Unexercised In-the-Money
                                                          Options/SARs at  FY-End(#)  Options/SARs at FY-End ($)<F1>
                         Shares Acquired   Value       ----------------------------  --------------------------
      Name                on Exercise(#) Realized ($)   Exercisable  Unexercisable   Exercisable  Unexercisable
-----------------------  --------------  -------------  -----------  -----------     -----------  -------------
W. Carey Webb                 0           $  0            203,837          0            $0            $0
R. Park Newton, III           0           $  0            181,285          0            $0            $0
Timothy R. Barnes             0           $  0            105,537          0            $0            $0
W. Aris Newton                0           $  0            103,561          0            $0            $0

<F1> Based on closing bid price of the Company's Common Stock of $1.1563 at
     March 31, 2001.

      Employment Contracts and Termination of Employment and Change-in-control Arrangements. The Company has an employment agreement with R. Park Newton, III, the Company's Chairman of the Board and a director, that extends through
March 8, 2004. Mr. Newton's current base salary is $192,600 per year subject to review annually or more frequently, if appropriate, by the Board of Directors or the Board's compensation committee. The employment agreement also provides for a company provided automobile, comprehensive medical coverage and other fringe benefits.

       The Company has an employment agreement with W. Carey Webb, its President and Chief Executive Officer, that extends through August 15, 2004. Mr. Webb's current base salary is $205,440 per year subject to review annually or more frequently, if appropriate, by the Board of Directors or the Board's compensation committee. The employment agreement also provides for a performance/incentive bonus to be paid to Mr. Webb as determined by the Board of Directors or its compensation committee. Mr. Webb's employment agreement also obligates the Company to reimburse Mr. Webb for reasonable moving expenses incurred in connection with his relocation to Tampa, Florida and for the amount, not to exceed $100,000, by which the net sales proceeds of the sale of his Lakeland residence are less than the appraised value of that residence. To date, Mr. Webb has elected to commute and has not relocated. Mr. Webb's employment agreement also provides Mr. Webb with a Company automobile and reimbursement of related operating expenses, comprehensive medical coverage and other fringe benefits.

      The Company has an employment agreement with Timothy R. Barnes, its Vice President and Chief Financial Officer, that extends through August 7, 2002. The employment agreement automatically renews for additional one-year periods unless either party provides a 90-day notice of non-renewal. Mr. Barnes' current base salary is $107,000 per year subject to review annually or more frequently, if appropriate, by the Board of Directors or the Board's compensation committee.

      In the event any of the executives' employment is terminated for cause, the executive will be entitled to his accrued base salary and reimbursement for any expenses incurred through the date of termination. In the event the executive is terminated without cause, he will be entitled to his base salary accrued through the date of termination and reimbursement for expenses incurred through the date of termination, as well as base salary and fringe benefits which would have been payable during the remainder of the term of his employment agreement. Each of the executives' employment agreements contain a non-compete provision under which the executive may not compete with the Company during the term of the agreement and, in the case of his termination for cause, for a period of six months thereafter. The executive also agrees during those same periods not to interfere with or seek to employ any of the Company's employees. Each of the executives is also entitled to certain payments upon a "change of control" of the Company. A "change of control" is deemed to have occurred in the event of (i) the acquisition by any person beneficially of 30% or more of the outstanding shares of voting capital stock, (ii) the sale or transfer of greater than 50% of the book value of the Company's assets, (iii) the merger, consolidation, share exchange or reorganization of the Company as a result of which the holders of all of the shares of capital stock of the Company as a group would receive less than 50% of the voting power of the capital stock of the surviving corporation, (iv) adoption of a plan of liquidation or the approval of the dissolution of the Company, (v) the commencement of a tender offer which, if successful, would result in a change of control, (vi) a change in a majority of the Board of Directors during any two year period, or (vii) a determination by the Board of Directors in view of then current circumstances or impending events that a change of control has occurred or is imminent. At any time within six months of the "change of control," or within three years following a "change of control" in the event that (i) the executive's employment is terminated without cause, or (ii) he is removed from the offices he holds, or (iii) his power and authority is reduced below that generally commensurate with the position of the offices he holds, or (iv) a Company-required relocation outside of Tampa, Florida, the executive is allowed to terminate the employment agreement and receive a one-time lump sum severance payment equal to two and nine-tenths times the total amount of the current annual base salary payable to him. Certain provisions limit and adjust the severance benefits payable to the executive following a "change of control" in the event counsel to the Company determines that such payments would constitute "parachute payments" within the meaning of the Internal Revenue Code of 1986, as amended. In the event of a "change of control", the executive shall also have the right to compel the Company to purchase any outstanding options at a price equal to the greater of $7.50 per share or the average of the closing bid and asked prices on the day preceding the "change of control."

      Indebtedness of Management. The Board of Directors determined that it would be in the best interests of the Company and its shareholders to further align the long term economic interests of management with the long term economic interest of the shareholders. Therefore, to encourage management to exercise their stock options, in fiscal 1999 the Board of Directors approved recourse  loans  to  certain  officers  and  directors  in  the  amount  of  the exercise price of options held by them. The loans require interest to be paid annually at a rate of 5.57%, with the principal amount due in September 2003. The amount loaned to each officer or director was as follows: W. Carey Webb - $282,500; Timothy R. Barnes - $107,775; W. Aris Newton - $106,875;
and, John L. Caskey - $81,875. In fiscal 2000, the Board of Directors approved a recourse loan to R. Park Newton in the amount of $800,000 to primarily cover the exercise price and withholding taxes due on the exercise of stock options. Shares of the Company's common stock held by Mr. Newton collateralize the loan. The principal is due in August 2004 with interest paid  annually  at  a  rate of 6.56%.  In fiscal 2001, the  Board  of  Directors approved a recourse loan to R. Park Newton, III in the amount of $650,000 primarily to pay income taxes, penalty and interest. The loan bears interest at 6.01% due annually with the principal due on November 13, 2005. The Company settled its dispute with the Securities and Exchange Commission with no fines or penalties. The Company chairman and former CEO signed a consent decree neither admitting nor denying any wrongdoing, and agreed to pay $405,000 in penalties, disgorgement of profits, and prejudgment interest. The Company reimbursed the Chairman for $250,000 in penalties and loaned him $155,000 to pay the balance. The loan bears interest at 5.07% due annually with the principal due on February 9, 2006.

      Indemnification of Company Officers and Directors. The Company has entered into Indemnity Agreements with each of its officers and directors under which the Company agrees to indemnify and hold the officers and directors harmless against all expenses, judgments, fines, penalties, etc. reasonably incurred by him in connection with his service to the Company;
provided, however, that such indemnification only applies following a specific determination that the officers and directors acted in good faith and in a manner he reasonably believed to be in or not opposed to, the best interest of the Company and that such indemnification is otherwise proper under the provisions of the Delaware General Corporation Law.

     The Board of Directors previously authorized the advance of costs and expense incurred by R. Park Newton, III, the Company's current Chairman of the Board and a director, as well as those costs and expenses incurred by Douglas Gardner, Richard Russell, Charles Ross, Richard W. Brewer and George Crook, all of whom are former officers, directors, employees or agents of the Company, in connection with an investigation by the Securities and Exchange Commission. Such advances were conditioned on repayment if it was ultimately determined that the person on whose behalf the advance was made did not meet the statutory standards of conduct required for indemnification. Under Delaware law, such person may only be indemnified to the extent that they are determined to have acted in good faith and in a manner reasonably believed by them to be in the best interest of the Company. In connection with the Commission's investigation, the Company's Board of Directors engaged counsel to conduct an internal investigation of the matters underlying the Commission's investigation. Based upon such report on the matters raised by the Commission's investigation, the Board of Director's has discovered no evidence that the referenced officers, directors, employees and agents acted other than in good faith and in a manner which they reasonably believed to have been in the best interests of the Company in discharging their duties. Accordingly, the Board of Directors has determined that the referenced individuals are entitled to indemnification for costs and expenses incurred in connection with the Commission investigation referenced above.


                                 PROPOSAL 2

         RELATIONSHIP WITH INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Audit Committee Report

       The audit committee reviewed and discussed the Company's audited financial statements for the year ended March 31, 2001, with management and have discussed with Pender Newkirk & Company, our independent auditors for the fiscal 2001 financial statements, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as amended, with respect to those statements. The audit committee also received the written disclosures and the letter from Pender Newkirk & Company required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and have discussed with Pender Newkirk & Company its independence in connection with its audit of the Company's most recent financial statements.

      Based on the reviews and discussions outlined above, each of the members of the audit committee independently recommended and approved that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2001.

                    John L. Caskey      W. Aris Newton


      The Board of Directors has not adopted a written charter for the audit committee. The audit committee consists of John L. Caskey and W. Aris
Newton.    Under  the  NASD's  definition  of  independence  defined   in   Rule
4200(a)(15)  of  its  listing  standards, Mr.  Caskey  is  independent  but  Mr.
Newton is not by virtue of his employment by and officer position in the Company. The Company was charged fees in the aggregate amount of approximately $57,000 for the fiscal 2001 audit, quarterly reviews and other auditing services. The Company did not pay Pender Newkirk & Company any fees in fiscal 2001 for financial systems design and implementation or for any other non-audit services.

      The Company has selected the firm of Pender Newkirk & Company to serve as the independent certified public accountants for the Company for the current fiscal year ending March 31, 2002. That firm has served as the auditors for the Company since 1993. The persons named in the enclosed form of proxy have advised the Board of Directors that it is their intention, unless otherwise instructed by the shareholders, to vote for the selection of
Pender  Newkirk  &  Company  as such independent auditors.   Representatives  of
Pender Newkirk & Company are expected to be present at the annual meeting of shareholders.


                                REQUIRED VOTE

      The  affirmative  vote  of  the holders of a majority  of  the  shares  of common stock represented in person or by proxy at the Annual Meeting is required to (i) elect the director, and (ii) ratify the selection of Pender Newkirk & Company as the Company's independent auditors for the year ended
March 31, 2002. Abstentions and broker non-votes will not be counted and have no effect. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS EXECUTE THEIR PROXIES FOR THE ADOPTION OF BOTH PROPOSED ITEMS 1 AND 2.


                                ANNUAL REPORT

      A copy of the Company's annual report for the fiscal year ended March 31, 2001 accompanies this proxy statement. Additional copies may be obtained by writing to Timothy R. Barnes, Vice President and Chief Financial Officer, at 100 North Tampa Street, Suite 3575, Tampa, Florida 33602.


                                OTHER MATTERS

     Other than proposed Items 1 and 2, the Board of Directors does not know of any other matters to come before the meeting; however, if any other matters properly come before the meeting, it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters. If any other matter should properly come before the meeting, action on such matter will be approved if the number of votes cast in favor of the matter exceeds the number opposed.


                            STOCKHOLDER PROPOSALS

      The deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Rule 14a-8"), for inclusion in the Company's proxy statement for its 2002 annual meeting is March 26, 2002. Proposals must comply with the Company's Certificate of Incorporation and, in order to be included in the Company's proxy materials, must also comply with the proxy rules relating to shareholder proposals. The Board of Directors of the Company may exercise discretionary voting power with respect to any proposal for the 2002 annual meeting submitted other than pursuant to Rule 14a-8 that the Company receives after June 9, 2002. In addition, under the Company's Certificate of Incorporation, any proposal received by the Company after June 24, 2001 will be untimely and will not be brought before the meeting.


                          EXPENSES OF SOLICITATION

      The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokers, banks and other persons holding stock in their names, or in the names of nominees, for their expenses in sending these proxy materials to beneficial owners. Proxies may be solicited by present or former directors, officers and other employees of the Company, who will receive no additional compensation therefor, through the mail and through telephone, fax, e-mail or telegraphic communications to, or by meetings with, stockholders or their representatives.

July 24, 2001

      STOCKHOLDERS ARE URGED TO SPECIFY THEIR CHOICES, DATE, SIGN AND RETURN THE ENCLOSED FORM OF PROXY IN THE ENCLOSED ENVELOPE, POSTAGE FOR WHICH HAS BEEN PROVIDED. YOUR PROMPT RESPONSE WILL BE APPRECIATED.
                           EXCAL ENTERPRISES, INC.

               PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

   The  undersigned, having received the Proxy Statement for the Company's  2001 annual meeting relating to the proposals listed below, appoints W. Carey Webb and Timothy R. Barnes, and each or either of them, as proxies, with full power of substitution and resubstitution, to vote all shares of Common Stock of Excal Enterprises, Inc. which the undersigned is entitled to vote, in the manner specified.

      THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" EACH OF THE PROPOSALS.


Proposal 1:    Election of Directors

  R. Park Newton, III for a term expiring at the 2004 annual meeting of stockholders.

       [ ] FOR      [ ] WITHELD



Proposal 2: Relationship with Independent Certified Public Accountant

  Pender Newkirk & Company to serve as the independent certified public accountants for the Company for the current fiscal year ended March 31, 2002.

       [ ] FOR      [ ] AGAINST    [ ] ABSTAIN



                                   Should any other matters requiring a vote of the shareholders arise, the above-named proxies are authorized to vote the same in accordance with their best judgment in the interest of the Company. The Board of Directors is not aware of any matter that is to be presented for action at the meeting other than the matters set forth herein.


                                   Dated:                       , 2001
                                          -----------------------------

                                                                (SEAL)
                                   ------------------------------------

                                                                (SEAL)
                                   ------------------------------------
                                   (Please sign exactly as name or names appear hereon. Executors, administrators, trustees or other representatives should so indicate when signing.)